                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 Amendment No. 1



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 20, 1999




                           ISIS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      000-19125                                           33-0336973
(Commission File No.)                          (IRS Employer Identification No.)

                              2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008
             (Address of principal executive offices and zip code)

                                 (760) 931-9200
              (Registrant's telephone number, including area code)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On April 20, 1999, Isis Pharmaceuticals, Inc., a Delaware corporation ("Isis" or the "Company") and Elan Corporation, plc ("Elan") formed a joint venture to develop technology for the formulation of oral oligonucleotide drugs. The joint venture, Orasense Ltd. ("Orasense"), a Bermuda limited company, is initially owned 80.1% by the Company and 19.9% by Elan. Isis and Elan each contributed rights certain to oral drug delivery technology to the joint venture. In addition, Isis contributed rights to a proprietary oligonucleotide, which will be the first candidate for oral formulation by Orasense. Isis and Elan will provide development and manufacturing services to Orasense and will be entitled to royalties on milestone payments and royalties received by Orasense for development of orally formulated oligonucleotide drugs. In the event that Isis enters into an agreement with Orasense for oral formulation of any Isis oligonucleotide drug, Isis will pay Orasense royalties and a portion of certain third party milestone payments with respect to the drug.



In conjunction with the joint venture Elan International Services, Ltd. ("EIS") purchased 910,844 shares of Isis' Common Stock for $15,000,000 and 120,150 shares of Isis' Series A Convertible Preferred Stock for $12,015,000, which bears a 5% dividend payable in Preferred Stock. In conjunction with this transaction Isis issued to EIS a warrant to purchase up to 215,000 shares of Isis' Common Stock at $24 per share. The term of the warrant is 5 years.

At any time after March 31, 2002, the Preferred Stock (including accrued dividends) will be convertible at EIS' option into shares of Isis' Common Stock at 125% of the 60-trading day average closing price of Isis' Common Stock ending two business days prior to March 31, 2002 (as adjusted for stock splits, stock dividends and the like). In the event of a liquidation of Isis or certain transactions involving a change of control of Isis, the agreement provides for automatic conversion of the Preferred Stock on terms similar to those set forth above.

Isis is not obligated to issue shares representing more than 19.99% of it's then outstanding Common Stock upon conversion of the Preferred Stock if it would result in a violation of the rules of any securities market or exchange upon which the Common Stock is traded.

At any time until June 30, 2002, the holders of Preferred Stock may exchange their Preferred Stock with Isis for common shares of Orasense Ltd. held by Isis that represent 30.1% of the total outstanding capital stock of Orasense. The exchange right will terminate if the Preferred Stock is converted into Isis' Common Stock, unless such conversion occurs as a result of a liquidation or certain transactions involving a change of control of Isis.

Isis contributed $12,015,000 to Orasense, Ltd. as the purchase price for 9,612 shares of Common Stock of Orasense. Orasense will subcontract with other parties, which may include the Company and Elan, to perform research and development with respect to its oral drug delivery platform. Until March 31, 2002, EIS will, at Isis' request, purchase convertible debt of Isis in an amount equal to Isis's share of budgeted funding for Orasense. The convertible debt will have a term of six years, bear interest at the rate of 12% and be convertible into Isis' Common Stock at a premium. Isis may prepay the convertible debt in cash or in Isis' Common Stock. Isis will use the proceeds of the sale of the convertible debt to provide additional development funding to Orasense.

While Isis owns 80.1% of the outstanding common stock of Orasense, Elan and its subsidiaries have retained significant minority investor rights that are considered "participating rights" as defined in EITF 96-16. Therefore, Isis will not consolidate the financial statements of Orasense, but will instead account for its investment in Orasense under the equity method of accounting.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   Financial Statements of Businesses Acquired.

        Not applicable.

        (b)   Pro Forma Financial Information.

        Not applicable.

        (c)   Exhibits.


        Exhibit No.   Description
        -----------   -----------
               10.1   Subscription, Joint Development and Operating Agreement,
                      dated April 20, 1999, by and among Registrant, Elan
                      Corporation, plc ("Elan"), Elan International Services,
                      Ltd. ("EIS"), and Orasense, Ltd. ("Orasense") (with
                      certain confidential information deleted)*

               10.2 Securities Purchase Agreement, dated April 20, 1999, by and between Registrant and EIS.*

               10.3 Convertible Promissory Note, dated April 20, 1999, by and between Registrant and EIS.*

               10.4   Warrant to Purchase Shares of Common Stock, dated April
                      20, 1999, by and between Registrant and EIS.*

               10.5 Registration Rights Agreement, dated April 20, 1999, by and between Registrant and EIS.*

               10.6 Registration Rights Agreement, dated April 20, 1999, by and among Registrant, EIS and Orasense.*

               10.7*  License Agreement, dated April 20, 1999, by and between
                      Elan and Orasense.*

               10.8*  License Agreement, dated April 20, 1999, by and between
                      Registrant and Orasense.*


--------

    * Previously filed.



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                           ISIS PHARMACEUTICALS, INC.
                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ISIS PHARMACEUTICALS, INC.
                                          (Registrant)



Date: 6/7/99                   By:  /s/ Stanley T. Crooke

                                    --------------------------------------------
                                    Stanley T. Crooke, M.D., Ph.D.
                                    Chairman of the Board and Chief Executive
                                    Officer (Principal Executive Officer)



Date: 6/7/99                   By:  /s/ B. Lynne Parshall

                                    --------------------------------------------
                                    B. Lynne Parshall
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Financial Officer)


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